Exhibit 23.1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-122886, 333-113784,
333-107621, 333-103063, 333-62584, 333-50772, 333-43062, 333-91877 and 333-08343) and Form S-3 (333-109694, 333-106084,
333-89282, 333-93371, 333-90237, 333-04907 and 033-94046) of our report dated May 6, 2005 on our audit of the financial statements of MediaSentry, Inc. as of December 31, 2004 and for the year then ended, included in the current report on Form 8-K/A of SafeNet, Inc.

Eisner, LLP
New York, New York
August 24, 2005